Exhibit 5.1

Sidley Austin LLP 1000 LOUISIANA Street SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 AMERICA ● ASIA PACIFIC ● EUROPE

July 29, 2026

Presidio Production Company

500 W. 7th Street, Suite 1500

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Presidio Production Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, covering the registration of the offer and sale by the Selling Stockholders named in the Registration Statement (the “Selling Stockholders”), or their permitted transferees, of up to 1,962,240 shares of Presidio Class A Common Stock that were issued to the Selling Stockholders (the “Issued Shares”). The Issued Shares were issued pursuant to those certain purchase and sale agreements, each dated May 7, 2026, by and between the Company and the Selling Stockholders.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, dated March 4, 2026, the Company’s Amended and Restated Bylaws, dated March 4, 2026, and resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Issued Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Presidio Production Company

July 29, 2026

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Issued Shares are validly issued, fully paid and non-assessable.

With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinion set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP